As filed with the Securities and Exchange Commission on May 28, 2026.

Registration No. 333-296238

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOLV Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4931	33-4537250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16680 West Bernardo Drive

San Diego, CA 92127

(858) 251-4888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Forman

Chief Legal Officer

16680 West Bernardo Drive

San Diego, CA 92127

(858) 251-4888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander D. Lynch Ashley J. Butler Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Marc D. Jaffe Erika Weinberg Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. (333-292778)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by SOLV Energy, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-296238), as amended, which was declared effective by the Commission on May 28, 2026 (the “Prior Registration Statement”). The Registrant is filing this Registration Statement for the sole purpose of registering the sale of an additional 1,150,000 shares of the Registrant’s Class A common stock, which includes 150,000 shares of Class A common stock that may be sold as part of the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on Part II, Item 16 of this Registration Statement and filed herewith.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth in Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on May 29, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-296238), are incorporated by reference into, and shall be deemed to be a part of, this filing.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Weil, Gotshal & Manges LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on May 26, 2026 (File No. 333-296238) and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP as to SOLV Energy, Inc. and SOLV Energy Holdings LLC.

23.2	Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to the Registration Statement on Form S-1 filed by the Registrant on May 26, 2026 (File No. 333-296238) and incorporated herein by reference).

107	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, SOLV Energy, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on May 28, 2026.

SOLV Energy, Inc.

By:	/s/ George Hershman
	Name:	George Hershman
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Hershman	Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2026
George Hershman

*	Chief Financial Officer (Principal Financial Officer)	May 28, 2026
Chad Plotkin

*	Senior Vice President, Controller And Principal Accounting Officer (Principal Accounting Officer)	May 28, 2026
Ron Stark

*	Director	May 28, 2026
Kevin S. Penn

*	Director	May 28, 2026
Michael Sand

*	Director	May 28, 2026
David Portnoy

*	Director	May 28, 2026
J. Adam Abram

*	Director	May 28, 2026
Steven Lerner

*	Director	May 28, 2026
Laura Stern

*	Director	May 28, 2026
William Jackson

*	Director	May 28, 2026
Daniel McQuade

*	Director	May 28, 2026
Nancy Stefanowicz

* By:	/s/ George Hershman
	Name:	George Hershman
	Title:	Attorney-in-Fact